UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 28, 2006

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 28, 2006, the Board of Directors of the Registrant approved amendments: (1) to The Walt Disney Company/Pixar 2004 Equity Incentive Plan of the Registrant (the “Pixar Plan”) to remove the provision for an annual automatic increase in shares covered by the Pixar Plan; (2) to the 1995 Stock Incentive Plan of the Registrant and related Rules (the “1995 Plan”) and the 2005 Stock Incentive Plan of the Registrant (the “2005 Plan”) to require that equitable adjustments be made to all outstanding options, restricted stock units and other equity-based awards issued under the plan in the event of any stock split or distribution to shareholders, corporate reorganization or other changes relating to the Registrant’s equity that impact the value of such awards; (3) to the 1995 Plan and the 2005 Plan to provide that the vesting of all awards issued under the 1995 Plan and the 2005 Plan accelerate upon death of the recipient unless otherwise provided by the Compensation Committee of the Registrant; (4) to the 1995 Plan and the 2005 Plan to authorize the Compensation Committee of the Registrant to make such changes to the plans as are necessary to ensure that awards under the plans meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended; (5) to the 2005 Plan to provide that, for the purpose of determining the number of shares remaining available under the 2005 Plan for future awards, the number of shares referred to in a stock appreciation right award agreement shall be used to reduce the number of shares available rather than the number of any shares issued upon vesting of the rights; and (6) to amend the 1995 Plan and the 2005 Plan to conform references to other changes in the plans or related documents, clarify provisions regarding Compensation Committee discretion with respect to vesting of Awards, reflect the availability of electronic delivery of shares and improve the clarity of plan language. The Pixar Plan, the 1995 Plan and the 2005 Plan as amended and restated are set forth as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated herein by reference.

On November 28, 2006, the Board of Directors of the Registrant amended the Board of Directors Retirement Policy of the Registrant to provide that the retirement age of Directors who had previously held the office of chief executive officer of the Registrant is 72. The Board of Directors Retirement Policy of the Registrant as amended and restated is set forth as Exhibit 10.4 to this report and is incorporated herein by reference.

On November 28, 2006, the Compensation Committee of the Registrant: (1) approved an increase in the salary of Alan N. Braverman, Senior Executive Vice President, General Counsel and Secretary, to $1,000,000, retroactive to October 1, 2006; and (2) approved an increase in the salary of Kevin A. Mayer, Executive Vice President, Corporate Strategy, Business Development and Technology, to $600,000, retroactive to October 1, 2006.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 28, 2006, the Board of Directors of the Registrant amended the Registrant’s Bylaws to: (1) permit the list of stockholders required to be made available prior to an annual meeting to be made available at the principle place of business of the Registrant; (2) permit Board action by written consent to include electronic consent; and (3) permit required notices to be given by electronic transmission as well as in writing. The Bylaws of the Registrant as amended are set forth as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of the Registrant, as amended November 28, 2006
Exhibit 10.1	Amended and Restated The Walt Disney Company/Pixar 2004 Equity Incentive Plan
Exhibit 10.2	Amended and Restated 1995 Stock Incentive Plan
Exhibit 10.3	Amended and Restated 2005 Stock Incentive Plan
Exhibit 10.4	Amended and Restated Board of Directors Retirement Policy

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Vice President, Counsel
Registered In-House Counsel

Dated: December 1, 2006

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